Exhibit 10-19

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THIS NOTE AND THE UNDERLYING SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

UAN POWER CORP.

GLOBAL AMENDMENT TO TERM PROMISSORY NOTE

THIS GLOBAL AMENDMENT TO TERM PROMISSORY NOTES (the “Amendment”) is entered into this 1st day of December 2012, by and among Uan Power Corp, a Delaware corporation (the “Company”), and Wan-Fang Liu, Wen-Cheng Huang, and Tsu-Yung Hsu (collectively, the “Holders”), holders of Term Promissory Notes issued pursuant to that certain Term Promissory dated May 31, 2012 (the “Original Notes”), by and among the Company and the Holders.

WHEREAS, the Original Notes provided in Section 2 thereof that they may be amended by the written consent of the Company and the Holders and that any such amendment effected in accordance with Section 2 will be binding on the Holders of each of the Original Notes;

WHEREAS, the Company and the Holders desire to, among other things, amend the Original Notes; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Amendment, and other good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to Section 2 of the Original Notes, the Company and the Holders hereby agree to amend the Original Notes adding the following terms:

Automatic Conversion

On December 1, 2013, the aggregate outstanding principal and all unpaid accrued interest due under this Note shall be automatically converted into a number of units of Common Stock of the Company equal to (i) the aggregate outstanding principal and unpaid accrued interest due under this Note as of the date indicated, divided by (ii) $0.02 (Two cents), subject to appropriate adjustment in the event of any unit distribution, unit split, unit reverse split, combination, reclassification or other similar recapitalization affecting such units.

Effect of Conversion. No fractional units shall be issued in connection with any conversion hereunder. In lieu of any fractional units that would otherwise be issuable, the Company shall round the number of units issuable upon conversion of this Note to the nearest whole number. Upon conversion of this Note pursuant to this Section, the applicable amount of outstanding principal and accrued but unpaid interest of this Note shall be converted without any further action by the Holder, and upon such conversion all principal and interest payable hereunder shall be deemed paid in full; provided, however, that the Company shall not be obligated to issue certificates evidencing the units of the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes and delivers an agreement satisfactory to the Company to indemnify it from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, issue and deliver at such office to such Holder of such Note, a certificate or certificates for the securities to which the Holder shall be entitled. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on the date of such conversion.

Effect of Conversion. The Company covenants that during the period this Note is outstanding, the Company will: (a) reserve from its authorized and unissued capital units a sufficient number of Common Stock Units to provide for the conversion in full of this Note.

There are no other amendment except as specifically amended pursuant to this Amendment, the Original Notes shall remain in full force and effect in accordance with their terms.

All questions concerning the construction, validity and interpretation of this Amendment will be governed by and construed in accordance with the internal law (and not the law of conflicts) of the State of Delaware.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, all the Note Holders and their heirs, successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Global Amendment to Unsecured Convertible Promissory Notes as of the date first above written to be signed in its name and executed as a sealed instrument on the date first set forth above.

UAN POWER CORP.

By: /s/ Parsh Patel

Name: Parsh Patel

Title: President & Chief Executive Officer

NOTE HOLDERS

By: /s/ Wan-Fang Liu

Wan-Fang Liu

By: /s/ Wen-Cheng Huang

Wen-Cheng Huang

By: /s/ Hsu Tzu Yung

Tsu-Yung Hsu